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                                                                    Exhibit 2.08


                        MASTER CONFIDENTIALITY AGREEMENT

                                  BY AND AMONG

                          CADENCE DESIGN SYSTEM, INC.,

                             CADENCE HOLDINGS, INC.,

                                   TALITY, LP

                                       AND

                               TALITY CORPORATION

                                   DATED AS OF

                                 OCTOBER 4, 2000

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS..........................................................................................3
         Section 1.1 Confidential Information...................................................................4
         Section 1.2 Cadence Group..............................................................................4
         Section 1.3 Confidentiality Period.....................................................................4
         Section 1.4 Disclosing Party...........................................................................4
         Section 1.5 Highly Confidential Information............................................................4
         Section 1.6 Receiving Party............................................................................4
         Section 1.7 Tality Group...............................................................................4
         Section 1.8 Third Party................................................................................5
         Section 1.9 Transaction Agreements.....................................................................5

ARTICLE II  CONFIDENTIALITY.....................................................................................5
         Section 2.1 Confidentiality and Non-Use Obligations....................................................5
         Section 2.2 Preservation of Privileged Communications..................................................5
         Section 2.3 Disclosure to Sublicensees.................................................................5
         Section 2.4 Independent Contractors....................................................................5
         Section 2.5 Residuals..................................................................................6
         Section 2.6 Compelled Disclosure.......................................................................6
         Section 2.7 No Restriction on Disclosing Party.........................................................6
         Section 2.8 Third-Party Restrictions...................................................................6
         Section 2.9 Competitor Controversies...................................................................6

ARTICLE III  WARRANTY DISCLAIMER................................................................................7
         Section 3.1 Warranty Disclaimer........................................................................7
         Section 3.2 Indemnity..................................................................................7

ARTICLE IV  CONFIDENTIALITY OF TRANSACTION AGREEMENTS...........................................................8

ARTICLE V  TERM AND TERMINATION.................................................................................9
         Section 5.1 Term.......................................................................................9
         Section 5.2 Survival...................................................................................9

ARTICLE VI  MISCELLANEOUS PROVISIONS............................................................................9
         Section 6.1 Incorporation by Reference.................................................................9
         Section 6.2 Export Restrictions........................................................................9
         Section 6.3 No Implied Licenses........................................................................9
         Section 6.4 Remedies...................................................................................9
         Section 6.5 Binding Agreement; No Waiver...............................................................9
         Section 6.6 Infringement Suits........................................................................10
         Section 6.7 Conflicting Agreements....................................................................10
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                        MASTER CONFIDENTIALITY AGREEMENT

         THIS MASTER CONFIDENTIALITY AGREEMENT (this "AGREEMENT") is entered into and effective as of October 4, 2000 by and among Cadence Design Systems, Inc., a Delaware corporation ("CADENCE"), Cadence Holdings, Inc., a Delaware corporation ("HOLDINGS"), Tality, LP, a Delaware limited partnership (the "PARTNERSHIP"), and Tality Corporation, a Delaware corporation ("TALITY"). Capitalized terms used herein and not otherwise defined elsewhere herein shall have the meanings ascribed to them in Article I or in the Separation Agreement (as defined below).

                                    RECITALS

         WHEREAS, Holdings currently owns approximately 98% of the issued and outstanding shares of the capital stock of Tality;

         WHEREAS, Tality is the sole general partner of, and owns both a general and limited partnership interest in, the Partnership;

         WHEREAS, each of the Boards of Directors of Cadence, Tality and Holdings determined that it would be appropriate and desirable for Cadence to transfer (or cause to be transferred) to the Partnership, on behalf of Holdings, and for the Partnership to receive and assume, directly or indirectly, as a contribution from Holdings, certain assets and liabilities of Cadence associated with the Tality Business;

         WHEREAS, Cadence, Tality and Holdings are parties to that certain Master Separation Agreement, dated as of July 14, 2000, as amended or restated (the "SEPARATION AGREEMENT"), pursuant to which Cadence, Tality, Holdings and the Partnership have agreed, subject to certain conditions, to the legal separation of the Tality Business from Cadence's other businesses and to have the Partnership and its Subsidiaries own and operate the entire Tality Business; and

         WHEREAS, all conditions to the Separation have been satisfied or waived, and Cadence, Holdings, the Partnership and Tality now desire to execute and deliver this Agreement to provide for the protection of their Confidential Information.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following capitalized terms shall have the meanings assigned to them below:

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         Section 1.1 "CONFIDENTIAL INFORMATION" means all information concerning the business of the Disclosing Party conveyed to the Receiving Party orally or in tangible form (including by electronic transmission) that (i) is identified as being "Confidential" at the time of disclosure; (ii) is marked as "Confidential," or with a similar legend; or (iii) which, due to the circumstances surrounding its disclosure or its nature or sensitivity, reasonably should have been understood by the Receiving Party as intended to be treated as confidential. Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes hereof. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party and was obtained from a source other than the Disclosing Party and other than through the existing relationship of the Disclosing Party and the Receiving Party before the Separation Date; (ii) is or becomes a matter of public knowledge through no breach by the Receiving Party of this Agreement or any other Transaction Agreement; (iii) is rightfully received by the Receiving Party from a Third
Party without a duty of confidentiality to the Disclosing Party; or (iv) is independently conceived of or developed by the Receiving Party.

         Section 1.2 "CADENCE GROUP" means Cadence and each of its Subsidiaries (other than any member of the Tality Group) immediately after the date hereof, and each Person that becomes a Subsidiary of Cadence after the date hereof (other than any member of the Tality Group).

         Section 1.3 "CONFIDENTIALITY PERIOD" means, (i) with respect to Confidential Information that is not Highly Confidential Information, five (5) years, and (ii) with respect to Highly Confidential Information, in perpetuity.

         Section 1.4 "DISCLOSING PARTY" means the party (including any member of the Cadence Group, in the case of Cadence or Holdings, or the Tality Group, in the case of Tality or the Partnership) owning or disclosing the relevant Confidential Information.

         Section 1.5 "HIGHLY CONFIDENTIAL INFORMATION" means Confidential Information that is (i) source code for products that are commercially released or for which substantial steps have been taken towards commercialization; (ii) other Confidential Information which (x) if conveyed in written form, is marked "HIGHLY CONFIDENTIAL" by the Disclosing Party; or (y) if conveyed in oral form, is promptly followed by a written notice designating such information as "HIGHLY CONFIDENTIAL"; and (iii) as to Confidential Information disclosed prior to the Separation Date, any information which the Receiving Party reasonably should understand to constitute a "trade secret", as defined under California Civil Code Section 3426.1, of the Disclosing Party.

         Section 1.6 "RECEIVING PARTY" means the non-owning party or recipient (including any member of the Cadence Group, in the case of Cadence or Holdings, or the Tality Group, in the case of Tality or the Partnership) of the relevant Confidential Information.

         Section 1.7 "TALITY GROUP" means Tality and each of its Subsidiaries immediately after the date hereof and each Person that becomes a Subsidiary of Tality after the date hereof.

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         Section 1.8 "THIRD PARTY" means a Person other than a member of the
Cadence Group or the Tality Group.

         Section 1.9 "TRANSACTION AGREEMENTS" mean the Separation Agreement and the Ancillary Agreements collectively.

                                   ARTICLE II

                                 CONFIDENTIALITY

         Section 2.1 CONFIDENTIALITY AND NON-USE OBLIGATIONS. During the Confidentiality Period, the Receiving Party shall (i) maintain the confidentiality of the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of such Confidential Information as the Receiving Party uses to protect its own confidential information of a like nature; (ii) not use such Confidential Information in violation of any use restriction in any Transaction Agreement; and (iii) without the prior written consent of the Disclosing Party (which consent may be withheld in its sole and absolute discretion), not disclose or otherwise make available such Confidential Information to any Third Party, except as expressly permitted by this Agreement, in any other Transaction Agreement or in any other written agreement entered into by the parties. Each party hereto agrees to notify the other parties in writing immediately upon becoming aware of any prohibited disclosure or misuse or misappropriation of Confidential Information by any of its officers, directors, employees, consultants and agents.

         Section 2.2 PRESERVATION OF PRIVILEGED COMMUNICATIONS. In the event of any claim, controversy, dispute or litigation, or other proceeding in which the parties hereto conclude they have a common interest, provided that in such circumstances there exists a good faith basis to conclude that an attorney-client privilege may exist in respect to attorney-client communications undertake pursuant to the joint defense or joint prosecution of such claim or controversy, then, in respect of such attorney-client communications, and for the related purpose of preserving confidentiality or immunity from discovery of "attorney work product" materials, the parties shall cooperate as is necessary to give effect to and preserve the existence of such privilege(s) and immunities, and shall maintain the confidentiality of communications for such purposes.

         Section 2.3 DISCLOSURE TO SUBLICENSEES. The Receiving Party has the right to disclose to its sublicensees permitted under a Transaction Agreement any of the Disclosing Party's Confidential Information that comprises a part of the Disclosing Party's intellectual property that the Receiving Party is expressly permitted to sublicense to its permitted licensees under such Transaction Agreement, subject to the sublicensee's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

         Section 2.4 INDEPENDENT CONTRACTORS. The Receiving Party has the right to disclose to any independent contractors, such as a contract manufacturer or foundry, for example, that have been engaged by the Receiving Party to assist in the development, enhancement and support of the Receiving Party's intellectual property, solely for the benefit of the Receiving Party, as permitted under any Transaction Agreement, portions of the Confidential Information as reasonably necessary in the exercise of the Receiving Party's "have made" rights under any

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Transaction Agreement, subject to agreement of the independent contractor, in writing, to accept confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement; PROVIDED, HOWEVER, that, absent the express written consent of the Disclosing Party, the Receiving Party shall make no disclosures to independent contractors that are direct competitors of the Disclosing Party.

         Section 2.5 RESIDUALS. Subject to the confidentiality restrictions imposed hereby, the Receiving Party may use Residuals for any purpose whatsoever, including, use in the development, manufacture, marketing, licensing, sale and maintenance of any of its products or services; in each case without the payment of any royalty or other fee or charge; PROVIDED, HOWEVER, that the right to use Residuals does not confer upon the Receiving Party a license under any patents, copyrights, mask work rights or other similar intellectual property rights of the Disclosing Party. For purposes hereof, the term "RESIDUALS" means any concepts, ideas or techniques of general application that are embodied in the Disclosing Party's Confidential Information which are retained in the unaided memory of the Receiving Party's employees who have had access to such Confidential Information pursuant to the terms hereof. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing such Confidential Information. No party shall have the right or authority to restrict the position or job to which an employee of the other party is assigned by reason of the employee's knowledge of Confidential Information of any other party.

         Section 2.6 COMPELLED DISCLOSURE. If the Receiving Party believes that it is required by Applicable Law or is under threat of being compelled by a court or other Governmental Authority to disclose Confidential Information of the Disclosing Party, it shall (i) give the Disclosing Party prompt written notice so that the Disclosing Party may, at its sole expense, take steps to oppose such disclosure or obtain a protective order or its equivalent in respect of such disclosure; (ii) cooperate with the Disclosing Party in its attempts to oppose such disclosure; and (iii) take all reasonable steps, consistent with any order of a Governmental Authority requiring such disclosure, to disclose only so much Confidential Information as is specifically required to be disclosed by such order.

         Section 2.7 NO RESTRICTION ON DISCLOSING PARTY. Nothing in this Agreement shall restrict a Disclosing Party from using, disclosing or disseminating in any way its own Confidential Information.

         Section 2.8 THIRD-PARTY RESTRICTIONS. Nothing in this Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on a Disclosing Party to conform Third Party agreements to the terms of this Agreement.

         Section 2.9 COMPETITOR CONTROVERSIES. Notwithstanding any other provision of this Article II, the Parties acknowledge that inappropriate disclosure of Confidential Information could cause material competitive injury of a nature not readily definable or susceptible to correction or redress. Accordingly, Cadence, for itself and as agent for all members of the Cadence Group, and Tality, for itself and as agent for all members of the Tality Group, agree to certain special measures intended to recognize the competitive concerns of the other Party in respect to matters in controversy as may come into being between Third Parties and either a

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member of the Cadence Group or a member of the Tality Group. When either a member of the Cadence Group or a member of the Tality Group receives notice of the assertion of a claim by a Person who is a Third Party or of the commencement by any such Third Party of any Action (collectively, a "THIRD PARTY CLAIM"), or where either Cadence or Tality commences an Action against a Third Party ("THIRD PARTY ACTION") (and, together with "Third Party Claim," a "COMPETITOR CONTROVERSY"), and where the Person making such Third Party Claim, or against whom such Third Party Action is brought, is, or reasonably should be understood to be, a direct competitor of either Cadence or Tality (or member of their respective Groups), then Cadence or Tality (as applicable) shall promptly and in writing notify the other Party of the existence and general nature of the Third Party Claim or Third Party Action. Within five (5) Business Days thereafter, the Party to whom such notice was given (the "UNINVOLVED PARTY") may request assurance from the other Party (the "INVOLVED PARTY") that the Confidential Information of the Uninvolved Party will not, as a consequence of the Competitor Controversy, or otherwise, be at risk of misuse by the Third Party, and the Involved Party shall provide such assurance as it can within five (5) Business Days after receipt of such request. Should the Uninvolved Party thereafter not be satisfied, in its sole discretion, with the assurance given, then the Uninvolved Party may demand, and the Involved Party must comply, that the Involved Party (i) cease immediately to provide any further Confidential Information to the Third Party involved in the Competitor Controversy; (ii) immediately seek to recover, as is reasonably possible, any Confidential Information of the Uninvolved Party that was or is believed to be in the possession of such Third Party; and (iii) suspend or revoke, except to the extent precluded by prior agreement, any sublicenses to have, make or use the Technology of the Uninvolved Party, and the Involved Party shall not disclose any additional Confidential Information of the Uninvolved Party, or enter into any new sublicense of or otherwise provide access to or afford any rights in the Technology of the Uninvolved Party, to or for the benefit of the Third Party, until such time that the Uninvolved Party receives the written consent of the Involved Party.

                                   ARTICLE III

                               WARRANTY DISCLAIMER

         Section 3.1 WARRANTY DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NO PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT THERETO WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

         Section 3.2 INDEMNITY. The Receiving Party agrees and acknowledges that it assumes all risks associated with any use by the Receiving Party of any Confidential Information conveyed to the Receiving Party by the Disclosing Party. The Receiving Party agrees to indemnify and hold harmless the Disclosing Party and the Disclosing Party's Affiliates from and against any damages, losses, liabilities, costs, and expenses (including reasonable attorneys' fees and disbursements) resulting from any claim, action or proceeding by a Third Party arising out of or relating to the use of such Confidential Information by the Receiving Party, including any claim, action or proceeding brought against the Disclosing Party or any Affiliate thereof based on an allegation that the use of such Confidential Information by the Receiving Party (a) violates,

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infringes, misappropriates or otherwise wrongfully exploits any patent, copyright, trade secret or other intellectual property right of any Third Party or (b) breaches or violates any contractual or other obligation owing to such Third Party. In respect of such Third Party claims, the procedures for defense, settlement and indemnification shall be as set forth in Section 2.6 of the Indemnification and Insurance Matters Agreement which is an Ancillary Agreement to the Separation Agreement.

                                   ARTICLE IV

                    CONFIDENTIALITY OF TRANSACTION AGREEMENTS

         Each party agrees that those terms and conditions of the Transaction Agreements for which, in the case of documents filed as exhibits to the Registration Statement of Tality, "Confidential Treatment" is requested of and received from the Commission, or, in the case of other Transaction Agreements, are marked as "Confidential," shall be treated as Confidential Information and that neither party shall disclose such terms or conditions to any Third Party without the prior written consent of the other party (which consent may be withheld in its sole and absolute discretion); PROVIDED, HOWEVER, that each party may disclose such terms and conditions of such agreements marked as confidential:

                 (a) subject to Section 2.2, to legal counsel, accountants and other professional advisors; PROVIDED, HOWEVER, that the recipient is under a legal or contractual obligation to maintain confidentiality;

                 (b) subject to Section 2.6, as required by any Governmental Authority, or as otherwise required by Applicable Law;

                 (c) to banks, investors and other financing sources and the advisors of such parties; PROVIDED, HOWEVER, that the recipient is under a legal or contractual obligation to maintain confidentiality;

                 (d) in connection with the enforcement of this Agreement or any other Transaction Agreement; PROVIDED, HOWEVER, that the parties shall take all reasonable steps to cause the sealing of relevant court files and take or cause to be taken other similar actions in such enforcement proceedings consistent with maintaining the confidentiality of the Confidential Information hereunder; or

                 (e) in connection with an actual or prospective merger, acquisition, divestiture or similar transaction; PROVIDED, HOWEVER, that the Receiving Party, when seeking to make such disclosure, shall first secure the informed and written consent of the Disclosing Party, such consent not to be unreasonably withheld or delayed (it being understood that it is not "unreasonable" for consent to be denied where disclosure is proposed to a direct competitor of the party from whom consent is sought).

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                                    ARTICLE V

                              TERM AND TERMINATION

         Section 5.1 TERM. This Agreement shall remain in full force and effect unless and until terminated by the mutual written agreement of the parties.

         Section 5.2 SURVIVAL. Article VI and, with respect to Confidential Information acquired or disclosed prior to the date of termination, Articles II, III and IV shall survive any termination of this Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 6.1 INCORPORATION BY REFERENCE. Section 4.4 and all of the provisions of Article V (except for Section 5.13) of the Separation Agreement are incorporated into and made a part of this Agreement, as if fully set forth herein.

         Section 6.2 EXPORT RESTRICTIONS. Each party to this Agreement acknowledges its obligations to control access to and disclosure of technical data under the U.S. export laws and regulations and agrees to adhere to such laws and regulations and to obtain, as and when required, any license(s) or permits as may be required with respect to the transfer, disclosure or sale of any information as may be subject to such laws and regulations.

         Section 6.3 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to Confidential Information. This Agreement imposes no obligation on any party hereto to furnish or disclose to any other party any technical or other information. The right to use Confidential Information or to a make a permitted disclosure of it under this Agreement does not constitute a license under any patents, copyrights, mask work rights or other similar intellectual property rights of the Disclosing Party.

         Section 6.4 REMEDIES. Each Receiving Party acknowledges and agrees that the Confidential Information of the Disclosing Party constitutes valuable trade secrets of the Disclosing Party, and that any violation or threatened violation of this Agreement will cause the Disclosing Party irreparable harm for which its remedies at law will be inadequate. Therefore, the Receiving Party agrees that the Disclosing Party shall have the right, in addition to any other remedies, to obtain the issuance of an EX PARTE restraining order or injunction in any court having the capacity to grant such relief to protect trade secrets and restrain any breach or threatened breach or continuing violation of the Receiving Party's obligations hereunder.

         Section 6.5 BINDING AGREEMENT; NO WAIVER. This Agreement shall be binding upon and for the benefit of the undersigned parties, their successors and assigns; PROVIDED, HOWEVER, that Confidential Information may not be transferred or assigned without the prior written consent of the Disclosing Party, which consent may be withheld in the Disclosing Party's sole

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discretion. Failure to enforce any provision of this Agreement by a party shall not constitute a waiver of any term hereof by such party.

         Section 6.6 INFRINGEMENT SUITS. None of the parties hereto shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

         Section 6.7 CONFLICTING AGREEMENTS. In the event of any irreconcilable conflict between this Agreement and the Separation Agreement, any other Ancillary Agreement or other agreement executed in connection herewith or therewith, the provisions of such other agreement shall prevail to the extent that they specifically address the subject matter of the conflict.

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         WHEREFORE, the parties hereto have executed and delivered this
Agreement effective as of the date first set forth above.

CADENCE DESIGN SYSTEMS, INC.                 TALITY, LP

By:    /s/R.L. Smith McKeithen               By: TALITY CORPORATION,
   -----------------------------                 AS GENERAL PARTNER
Name: R. L. Smith McKeithen                      By:    /s/Duane W. Bell
Title: Senior Vice President and General            ----------------------------
Counsel                                          Name:  Duane W. Bell
                                                 Title: Senior Vice President,
                                                        Chief Financial Officer


CADENCE HOLDINGS, INC.                       TALITY CORPORATION

By:    /s/R.L. Smith McKeithen               By:     /s/Duane W. Bell
   -----------------------------                --------------------------------
Name: R.L. Smith McKeithen                   Name:   Duane W. Bell
Title: Secretary                             Title:  Senior Vice President,
                                                     Chief Financial Officer

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